UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): June 4, 2018 (June 1, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 1, 2018, Hooper Holmes, Inc. (the “Company”) entered into a Fifth Amendment (together with related agreements and documents, the “Fifth Amendment”) to the Amended and Restated Credit Agreement dated as of May 11, 2017 (as amended, the “Credit Agreement”), by and between the Company and SWK Funding LLC (“SWK”).
The Fifth Amendment provides the Company a forbearance period that runs through August 31, 2018 with respect to the Company’s outstanding payment and covenant defaults under the Credit Agreement. SWK’s forbearance agreement is conditioned on the Company’s compliance with the following covenants:

•	The Company must provide periodic cash flow forecasts to SWK.

•	The Company’s actual expenses must not exceed budgeted amounts by more than 15%.

•
The Company must use reasonable best efforts to identify potential acquirers or investors and to effectuate a transaction that results in a merger, acquisition, or similar material investment in the Company as imminently as reasonably possible (the “Transaction”).

•
The Company must continue to engage Raymond James as its financial adviser to advise and represent the Company with respect to the Transaction and must meet or exceed the milestones and deadlines established by Raymond James from time to time with respect to the Transaction.

Pursuant to the Fifth Amendment, SWK has agreed to lend an additional $5,017,000 (the “Fifth Amendment Term Loan”) to the Company. All principal and accrued interest on the Fifth Amendment Term Loan, the August 2017 Term Loan with a principal balance of $1.75 million, and the May 2018 Term Loan with a principal balance of $1.5 million will be due and payable on September 4, 2018. The other terms and conditions of the Fifth Amendment Term Loan, the May 2018 Term Loan, and the August 2017 Term Loan are the same as those applicable to the primary term loan advanced by SWK to the Company under the Credit Agreement.
On June 1, 2018, the Company entered into a Forbearance Agreement and Amendment to Credit and Security Agreement (the “CNH Forbearance Agreement”) with CNH Finance Fund I, L.P. f/k/a SCM Specialty Finance Opportunities Fund, L.P. (“CNH”). Pursuant to the CNH Forbearance Agreement, CNH has provided a forbearance agreement through August 31, 2018, with respect to the Company’s outstanding covenant defaults under the 2016 Credit and Security Agreement dated as of April 29, 2016 with CNH (the “CNH Credit Agreement”) subject to the same covenants as set forth above with respect to the Fifth Amendment. CNH has also agreed to allow the Company to continue to use an existing $250,000 overadvance under the CNH Credit Agreement until August 28, 2018.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 for a description of the terms of the Fifth Amendment Term Loan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: June 4, 2018	By:	/s/ Kevin Johnson
Kevin Johnson
Chief Financial Officer